As filed with the Securities and Exchange Commission on May 28, 2026

Registration No. 333-214895

Registration No. 333-223220

Registration No. 333-274258

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENTS TO

REGISTRATION STATEMENT ON FORM S-8 (NO. 333-214895)

REGISTRATION STATEMENT ON FORM S-8 (NO. 333-223220)

REGISTRATION STATEMENT ON FORM S-8 (NO. 333-274258)

UNDER

THE SECURITIES ACT OF 1933

American Woodmark Corporation

(Exact name of registrant as specified in its charter)

Virginia	54-1138147
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

561 Shady Elm Road,

Winchester, Virginia 22602

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2016 Employee Stock Incentive Plan of American Woodmark Corporation

American Woodmark Corporation Retirement Savings Plan

American Woodmark Corporation 2023 Stock Incentive Plan

(Full title of the plan)

R. David Banyard, Jr.

President & Chief Executive Officer

MasterBrand, Inc.

3300 Enterprise Parkway, Suite 300

Beachwood, Ohio 44122

(Name and address of agent for service)

(877) 622-4782

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by American Woodmark Corporation (the “Registrant” or “American Woodmark”).

•	Registration Statement on Form S-8 (No. 333-214895), filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on December 2, 2016;

•	Registration Statement on Form S-8 (No. 333-223220), filed by the Registrant with the SEC on February 26, 2018; and

•	Registration Statement on Form S-8 (No. 333-274258), filed by the Registrant with the SEC on August 29, 2023.

On May 28, 2026, pursuant to the Agreement and Plan of Merger, dated as of August 6, 2025, by and among MasterBrand, Inc. (“MasterBrand”), Maple Merger Sub, Inc., a wholly owned subsidiary of MasterBrand (“Merger Sub”), and American Woodmark, Merger Sub merged with and into American Woodmark (the “Merger”), with American Woodmark surviving as a wholly owned subsidiary of MasterBrand.

In connection with the completion of the Merger, the Registrant terminated all offerings of securities pursuant to the Registration Statements. In accordance with undertakings made by the Registrant in each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance pursuant to the Registration Statements that remain unsold at the termination of such offering, the Registrant hereby removes from registration, by means of these Post-Effective Amendments, all of such securities of the Registrant registered but unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of all such securities, and the Registrant hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on May 28, 2026.

AMERICAN WOODMARK CORPORATION

By:	/s/ R. David Banyard, Jr.
Name:	R. David Banyard, Jr.
Title:	President & Chief Executive Officer

Note: No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.